UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 25, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On August 25, 2008 the Company has an amount of 27,922,377,817 shares of its Common Stock outstanding following the cancellation of "Signing Bonuses and stock repurchases by the Company.

The Company will ensure that all of these shares of its Common Stock repurchased; are cancelled by the Transfer Agent in due course. The Company will ensure that all of these shares of the Common Stock are cancelled with the Transfer Agent prior to the "Record Date" of its Extraordinary Dividend being payable to its stockholders.

The Company will receive an amount of US$645,613,390 in Hurasu shares of Common Stock; all to be distributed to its stockholders as an Extraordinary Dividend.

Based upon the number of outstanding shares as at August 25, 2008; the value of this Extraordinary Dividend is valued at US$0.231 per 1 (one) share of Fortress Financial Group, Inc.

A detailed calculation is set out below.

CALCULATION OF THE VALUE OF THE EXTRAORDINARY DIVIDEND:-

As at August 25, 2008, an amount of 510,537,026 shares of Bouse Mining Holdings plc (hereinafter  referred to as "Bouse") were held by Western Diversified Mining Resources, Inc. (hereinafter referred to as "Western"); a wholly owned subsidiary of Fortress Financial Group, Inc.

As of August 25, 2008, the Company entered into a binding Heads of Agreement to dispose their entire shareholding in Bouse; to a quoted Gold Mining & Exploration Company (hereinafter referred to as "Hurasu"). This is to be settled through the issue of restricted Shares of Common Stock in Hurasu.

Hurasu will be paying US$0.76 for every 1 (one) Ordinary Share in Bouse.

The Company will receive an amount of US$388,008,140 in shares of Hurasu Common Stock in respect of its sale of its entire stockholding Bouse to Hurasu. The Hurasu shares will be priced at US$10.00 (ten dollars) each for the purposes of this calculation.

An amount of 1,030,421,001 shares of Copperstone Mining Holdings plc (hereinafter referred to as "Copperstone") are held by Western as at August 25, 2008.

As of August 25, 2008, the Company entered into a binding Heads of Agreement to dispose their entire shareholding in Copperstone; to a quoted Gold Mining & Exploration Company (hereinafter referred to as "Hurasu"). This is to be settled through the issue of restricted Shares of Common Stock in Hurasu.

Hurasu will be paying US$0.25 for every 1 (one) Ordinary Share in Copperstone.

The Company will receive an amount of US$257,602,250  in shares of Hurasu Common Stock in respect of its sale of its entire stockholding Bouse to Hurasu. The Hurasu shares will be priced at US$10.00 (ten dollars) each for the purposes of this calculation.

Hurasu is currently trading under a different name at this time and is undergoing a change of name and Trading Symbol to that of Hurasu Resource Corporation following their recent acquisition of the "Bonanza" and "Santa Clara" Gold Mining & Exploration properties.

Hurasu has three detachment fault properties, those being "Bonanza", "North Rawhide" and "Santa Clara" which are on the same trend as both "Bouse" and "South Copperstone".

The Board of Directors of the Company has resolved to distribute all of these shares of Hurasu Common Stock to its stockholders as an Extraordinary Dividend. The Company is at this time working with professional Advisors to co-ordinate the payment of this Extraordinary Dividend of the Company's shares of Hurasu Common Stock to stockholders. The Company will set a "Record Date" and a "Pay Date" in respect of this Extraordinary Dividend very shortly.

PURCHASE OF MINORITY STOCKHOLDER INTERESTS IN "BOUSE" AND IN "SOUTH COPPERSTONE" BY "HURASU":-

Hurasu has agreed to purchase the balance of the stock in "Bouse" and "South Copperstone" held by minority stockholders at the same price per share as set out above.

Stockholders of Fortress Financial Group, Inc. (formerly Great West Gold, Inc.) who were stockholders of Record on November 7, 2006 received stock in Bouse Mining Holdings plc. Hurasu is purchasing their shares in Bouse at a price of US$0.76 for every 1 (one) share held.

Stockholders of Fortress Financial Group, Inc. (formerly Great West Gold, Inc.) who were stockholders of Record on December 2, 2005 received stock in Copperstone Mining Holdings plc. Hurasu is purchasing their shares in Bouse at a price of US$0.25 for every 1 (one) share held.

These purchases of the balance of the stockholdings will be transacted on a separate date from the Extraordinary Dividend to Fortress Financial Group, Inc. stockholders as set out in this filing.

Upon the completion of these transactions, both "Bouse" and "South Copperstone" will be wholly owned by Hurasu.

TERMINATION OF AGREEMENT WITH GOLDCO:-

The Company has formally terminated its discussions and its Heads of Agreement with Goldco.

BACKGROUND ON "BOUSE" AND "SOUTH COPPERSTONE":-

"Bouse" and "South Copperstone" are both located in gold-rich La Paz County, Arizona, and represent a class of deposits known as detachment fault deposits.  This type of deposit is prevalent on both sides of the Colorado River in both Arizona and California, and mineable resource is typically in the 500,000 ounces to 5 million ounces gold range, with a grade of .05 to .2 ounces of gold per ton.

The detachment fault type of deposit was first recognized in the 1980’s with the discovery of the Copperstone gold deposit, from which Cyprus Minerals mined 500,000 ounces of gold by open pit.  Another mining company is presently exploring the remaining underground resource (which is believed to exceed 400,000 ounces) and is assessing feasibility of reopening the mine.  The nearby Mesquite deposit, located in Imperial County, California, is also viewed as a detachment fault deposit. Mesquite is several times the size of the Copperstone Deposit and was mined for many years by Newmont; Mesquite is presently operated by Western Goldfields.

The South Copperstone property is a large contiguous claim block immediately south of the Copperstone Mine. Past drilling has identified gold in quartz latite, as well as a geophysical anomaly in the center of the South Copperstone Claim block.  Further geophysical (including magnetic) work is planned to develop future drill targets.

The Bouse property was previously explored by Homestake Gold (now part of Barrick), which found gold mineralization throughout the property.  Drill data is available for approximately 80 Homestake drill holes.  Previous work by another mining company identified a 500,000 ton resource along two high angle faults that were not extensively drilled by Homestake. Exploration plans include integration of results from the previous exploration and new geophysical (including magnetic) work to identify additional drill targets, particularly along the high angle structures, with a view toward increasing the resource.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

August 18, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

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